UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

PERCEPTRON, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code            (734) 414-6100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2016, Perceptron, Inc. (the “Company”) entered into a Standstill Agreement (the “Standstill Agreement”) with Harbert Discovery Fund LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors Inc. and Harbert Management Corporation (collectively, the “Harbert”) whereby William C. Taylor, James A. Ratigan and John F. Bryant (collectively, the “New Directors”) were appointed to the Company’s Board of Directors (the “Board”). The new directors fill vacancies left by the resignations of Kenneth R. Dabrowski and Philip J. DeCocco and the expansion of the Board from six to seven members. The Company has agreed to nominate, recommend and support the New Directors at the 2016 Annual Meeting of the Shareholders of the Company. In addition, upon the appointment by the Board of a new chief executive officer as a result of the previously announced search process, it is expected that either Robert S. Oswald or Terryll R. Smith will resign from the Board and the new chief executive officer will be appointed to fill the vacancy.

On August 9, 2016, the Company also entered into a Voting Agreement (the “Voting Agreement”) with Moab Partners, L.P. and Moab Capital Partners, LLC (collectively, the “Moab”) in connection with the appointment of the New Directors.

The Standstill Agreement and Voting Agreement require that Harbert and Moab, respectively, vote all shares of common stock of the Company that they beneficially own for each of the Company’s nominees for election to the Board, in favor of the Company’s “say-on-pay” proposals, for the ratification of the appointment of independent auditors and, in other matters, in accordance with the recommendation of the Board. Pursuant to these agreements, Harbert and Moab have also each agreed to certain customary standstill and voting provisions.

The Standstill Agreement and Voting Agreement generally terminate on the date that is thirty days prior to the deadline for a shareholder to submit nominations at the 2017 Annual Meeting of the Shareholders of the Company.

On August 9, 2016, each of the New Directors executed (i) a Non-Disclosure Agreement in the form attached as Exhibit A to the Standstill Agreement (the “Non-Disclosure Agreements”) and (ii) a Joinder Agreement in the form attached as Exhibit A to the Non-Disclosure Agreement (the “Joinder Agreements”) pursuant to which the New Directors each became a party to the Standstill Agreement.

The foregoing description is qualified in its entirety by reference to the Standstill Agreement, the Voting Agreement, the Non-Disclosure Agreements and the Joinder Agreements which are attached hereto as Exhibits 10.1 through 10.8 and incorporated by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 9, 2016, William C. Taylor, James A. Ratigan and John F. Bryant were appointed as members of the Board. Mr. Taylor will serve as a member of the Management Development, Compensation and Stock Option Committee, Mr. Ratigan will serve as a member of the Audit Committee and Mr. Bryant will serve as a member of the Nominating and Corporate Governance Committee. There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to any of the New Directors.

On August 9, 2016, the Management Development, Compensation and Stock Option Committee awarded each of the New Directors a non-qualified option to purchase 8,000 shares of the Company’s Common Stock under the Company’s 2004 Stock Incentive Plan with a grant date effective September 1, 2016. The options will be issued on the current form of Non-Qualified Stock Option Agreement for Directors. The options will become exercisable in three equal annual installments beginning September 1, 2017 at an exercise price equal to the fair market value of the Company’s Common Stock as of September 1, 2016.

On August 9, 2016, Kenneth R. Dabrowski and Philip J. DeCocco each resigned from their position as a member of the Board to facilitate the foregoing appointments.

The information disclosed in Item 1.01 above is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

D. Exhibits.

Exhibit No.	Description

Exhibit 10.1	Standstill Agreement, dated August 9, 2016, between the Company, Harbert Discovery Fund LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors Inc. and Harbert Management Corporation.

Exhibit 10.2	Voting Agreement, dated August 9, 2016, between the Company, Moab Partners, L.P. and Moab Capital Partners, LLC.

Exhibit 10.3	Non-Disclosure Agreement, dated August 9, 2016, between the Company and William C. Taylor.

Exhibit 10.4	Non-Disclosure Agreement, dated August 9, 2016, between the Company and James A. Ratigan.

Exhibit 10.5	Non-Disclosure Agreement, dated August 9, 2016, between the Company, John F. Bryant, Harbert Discovery Fund LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors Inc. and Harbert Management Corporation.

Exhibit 10.6	Joinder Agreement, dated August 9, 2016, executed by William C. Taylor.

Exhibit 10.7	Joinder Agreement, dated August 9, 2016, executed by James A. Ratigan.

Exhibit 10.8	Joinder Agreement, dated August 9, 2016, executed by John F. Bryant.

Exhibit 99.1	Press Release, dated August 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: August 10, 2016	/s/ David L. Watza
By: David L. Watza
Its: Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Standstill Agreement, dated August 9, 2016, between the Company, Harbert Discovery Fund LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors Inc. and Harbert Management Corporation.

Exhibit 10.2	Voting Agreement, dated August 9, 2016, between the Company, Moab Partners, L.P. and Moab Capital Partners, LLC.

Exhibit 10.3	Non-Disclosure Agreement, dated August 9, 2016, between the Company and William C. Taylor.

Exhibit 10.4	Non-Disclosure Agreement, dated August 9, 2016, between the Company and James A. Ratigan.

Exhibit 10.5	Non-Disclosure Agreement, dated August 9, 2016, between the Company, John F. Bryant, Harbert Discovery Fund LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors Inc. and Harbert Management Corporation.

Exhibit 10.6	Joinder Agreement, dated August 9, 2016, executed by William C. Taylor.

Exhibit 10.7	Joinder Agreement, dated August 9, 2016, executed by James A. Ratigan.

Exhibit 10.8	Joinder Agreement, dated August 9, 2016, executed by John F. Bryant.

Exhibit 99.1	Press Release, dated August 9, 2016.